UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2006
Date of Report (Date of earliest event reported)

Aftersoft Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Savannah House, 5th Floor, 11-12 Charles II Street, London, UK	SW1Y 4QU
(Address of Principal Executive Offices)	(Zip Code)

(+44) (207) 451-2468
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 4, 2006, Aftersoft Group, Inc (“the Company”) and Auto Data Network, Inc. entered into a binding agreement pursuant to which the Company, through a wholly-owned subsidiary, will acquire EXP Dealer Software Limited. Prior to this acquisition, Auto Data Network, Inc. owned approximately 93% of the common stock of the Company and 100% of the common stock of EXP Dealer Software Limited. EXP Dealer Software Limited owns and operates Auto Data Network, Inc.'s dealer management ("DMS") business. Auto Data Network, Inc. intends to dividend its shares in the Company to the shareholders of record of Auto Data Network, Inc. subject to receipt of all necessary approvals for the spin-off. Pursuant to the agreement, the Company's wholly-owned subsidiary will acquire 100% of the outstanding shares of EXP Dealer Software Limited from Auto Data Network, Inc. in exchange for shares of the Company's common stock. Consequently, upon completion of the acquisition, Auto Data Network, Inc. owned approximately 60 million shares of the Company.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 25, 2006, Aftersoft Group, Inc (“the Company”), through a wholly-owned subsidiary, Aftersoft Dealer Software Limited ("Aftersoft Dealer Software"), completed the acquisition (the "Acquisition") of EXP Dealer Software Limited ("EXP Dealer Software") from Auto Data Network, Inc. ("Auto Data Network"). EXP Dealer Software owns and operates Auto Data Network's dealer management ("DMS") business. Pursuant to the terms of a Share Sale Agreement (the "Agreement") dated August 4, 2006 among the Company, Aftersoft Dealer Software and Auto Data Network, Aftersoft Dealer Software acquired 100% of the outstanding shares of EXP Dealer Software from Auto Data Network in exchange for 28 million shares of the Company's common stock. The Agreement is filed as Exhibit 10.1 of the Form 8-K Report filed on August 31, 2006 and is incorporated herein by reference. Subsequent to the Acquisition, Auto Data Network owned approximately 95% of the common stock of the Company and 100% of the common stock of EXP Dealer Software.

As of June 30, 2006 MMI Automotive Limited was the only operating subsidiary within the EXP Dealer Software Limited group of companies.

Item 3.02 Unregistered Sales of Equity Securities

In connection with the Acquisition, the Company issued 28 million shares of its common stock to Auto Data Network in exchange for 100% of the outstanding shares of EXP Dealer Software. The issuance of the shares was exempt from registration in accordance with Section 4(2) of the Securities Act of 1933, as amended, as a transaction by the Company not involving any public offering.

Item 9.01 Financial Statements and Exhibits

This amendment is filed to provide the financial statements and pro forma financial information required by Item 9.01. Prior to June 30, 2006 MMI Automotive Limited was the only operating subsidiary within the EXP Dealer Software Limited group of companies and the holding company had no separate account balances other than those of MMI Automotive Limited. Therefore the financial statements of MMI Automotive Limited are presented in lieu of financial statements of EXP Dealer Software Limited.

Listed below are the financial statements and pro forma financial information filed as a part of this report :

(a)	Financial Statements of Businesses Acquired

Audited financial statements of MMI Automotive Limited for the years ended September 30, 2005 and 2004.

Unaudited financial statements of MMI Automotive Limited for the nine months ended June 30, 2006 and 2005.

(b)	Pro Forma Financial Information

Pro forma financial information of Registrant showing the effects of the acquisition of EXP Dealer Software Limited for the year ended June 30, 2006.

MMI AUTOMOTIVE LIMITED
Financial Statements

Independent Auditors’ Report

Board of Directors
MMI Automotive Limited
UK

We have audited the accompanying balance sheets of MMI Automotive Limited as of September 30, 2004 and 2005 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MMI Automotive Limited at September 30, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BDO Stoy Hayward, LLP

2 February 2007

MMI AUTOMOTIVE LIMITED
Balance Sheet
September 30, 2005 and 2004

(In thousands, except share and per share data)

	2005	2004

ASSETS
Cash	$5	$263
Accounts receivable net of allowance for doubtful debts $8 (2004 - $2)	519	730
Inventories	40	23
Prepaid expenses	144	137
Deferred Tax	156	255
Taxes recoverable	-	6
Total current assets	864	1,414
Property and equipment, net	173	90
Other Assets
Intangible assets - non amortizable	634	634
Intangible assets - amortizable	2,691	3,054
Total assets	$4,362	$5,192
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$244	$277
Accrued expenses	5	62
Payroll and other taxes	287	321
Taxes payable	78	-
Deferred revenue	1,117	1,204
Other current liabilities	16	-
Total current liabilities	1,747	1,864

STOCKHOLDERS’ EQUITY
Common stock - £1.00 par value, 2,375,000 shares authorized, 2,375,000 shares issued and outstanding	3,959	3,959
Additional paid-in capital	4,026	4,026
Other comprehensive loss	(19)	(49)
Accumulated deficit	(5,351)	(4,608)
Total stockholders’ equity	2,615	3,328
Total liabilities and stockholders’ equity	$4,362	$5,192

The accompanying notes are an integral part of these audited financial statements.

MMI AUTOMOTIVE LIMITED
Statements of Operations and Comprehensive Income/(Loss)
For the Years Ended September 30, 2005 and 2004

(In thousands, except share and per share data)

	2005	2004

Revenues	$3,932	$4,016
Cost of revenues	963	961
Gross profit	2,969	3,055

Operating expenses :
Research and development	$448	$419
Sales and marketing	277	208
General and administrative	2,700	2,134
Depreciation	78	77
Total operating expenses	3,503	2,838

Operating income (loss)	(534)	217

Other income (expense) :
Interest expense	(25)	(67)
Other, net	3	2
Total other income (expense)	(22)	(65)

Profit (loss) before tax	(556)	152

Provision for income taxes	187	27
Net income (loss)	(743)	125
Other Comprehensive Income (Loss):
Foreign currency translation gain (loss)	30	(49)
Total Comprehensive Income (Loss)	$(713)	$76

Earnings (loss) per share attributed to common stockholders - basic and diluted	$(0.31)	$0.05

Weighted average number of shares of common stock outstanding - basic and diluted	2,375,000	2,375,000

The accompanying notes are an integral part of these audited financial statements.

MMI AUTOMOTIVE LIMITED
Statements of Stockholders’ Equity
For the Years Ended September 30, 2005 and September 30, 2004

(In thousands, except share data)

	Common Stock Foreign
	Shares	Amount	Additional Paid-In Capital	Other Comprehensive Income / (Loss)	Accumulated Income / (Deficit)	Total Equity

Balance, September 30, 2003	2,375,000	$3,959	$140	$-	$(4,733)	$(634)

Acquisition by Auto Data Network, Inc.	-	-	3,886	-	-	3,886

Foreign currency translation	-	-	-	(49)	-	(49)

Net income	-	-	-	-	125	125

Balance, September 30, 2004	2,375,000	3,959	4,026	(49)	(4,608)	3,328

Foreign currency translation	-	-	-	30	-	30

Net loss	-	-	-	-	(743)	(743)

Balance, September 30, 2005	2,375,000	$3,959	$4,026	$(19)	$(5,351)	$2,615

The accompanying notes are an integral part of these audited financial statements.

MMI AUTOMOTIVE LIMITED
Statements of Cash Flows
For the Years Ended September 30, 2005 and 2004

(In Thousands)

	2005	2004

Cash flows from operating activities :
Net income (loss)	$(743)	$125
Adjustments to reconcile net income (loss) to cash used in operating activities :
Depreciation	78	77
Amortization	363	198
Changes in operating assets and liabilities :
Trade accounts receivable	211	(284)
Inventories	(16)	(20)
Prepaid expenses and other assets	(9)	(71)
Deferred tax asset	100	(6)
Amount due from parent company	-	117
Accounts payable	(33)	(55)
Accrued expenses and other liabilities	(41)	(56)
Payroll and other taxes	(34)	94
Taxes payable	84	(6)
Deferred revenue	(88)	178
Net cash provided by (used in) operating activities	(128)	291

Cash flows used in investing activities :
Purchase of property and equipment	(160)	(76)
Net cash used in investing activities	(160)	(76)

Net cash from financing activities	0	0

Effect of exchange rate changes	30	(49)
Net change in cash	(258)	166
Cash, beginning of period	263	97
Cash, end of period	$5	$263
Supplement cash flow information :
Cash paid for interest expense	$25	$67
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these audited financial statements.

MMI AUTOMOTIVE LIMITED

Notes to Financial Statements
For the years ending September 30, 2005 and 2004

NOTE 1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Meeting the needs of the automotive aftermarket requires a combination of business management systems, information products and online services that combine to deliver benefits for all parties involved in the timely repair of a vehicle. The company provides systems and services which meet these needs and help its customers meet their customers' expectations. These products and services include :

•	Business management systems comprised of the company's proprietary software applications, implementation and training and third party hardware and peripherals;

•
Information products related to parts, tires, labor estimates, scheduled maintenance, repair information, technical service bulletins, - pricing and product features and benefits, which are used by the different participants in the automotive aftermarket; and,

•
Online services and products that provide online connectivity between manufacturers, warehouse distributors, retailers and automotive service providers. These products enable electronic data interchange throughout the automotive aftermarket supply chain between the different trading partners. They also enable procurement and business services to be projected over the Web to an expanded business audience.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

MMI Automotive Limited is a subsidiary of Auto Data Network, Inc. ("ADN, Inc."), which, via subsidiaries, owns 100% of the Company’s outstanding common stock.

MMI Automotive Limited provides software and consultancy to the automotive industry in the United Kingdom. The Company conducts its business in the United Kingdom from its head office in Swindon, Wiltshire, in England.

The Company operates on a September 30 fiscal year end.

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash

The Company maintains its cash accounts in the United Kingdom at credit worthy financial institutions.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the years ended September 30, 2005 and 2004.

Segment Reporting

The Company adopted Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 requires public companies to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company believes it operates in only one segment and as such has not presented additional segment disclosures.

Geographic Concentrations

The Company conducts all of its business in the United Kingdom.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, related party loans, accounts payable and accrued expenses. The carrying values of such instruments classified as current, approximate their fair values as of September 30, 2005 due to their short-term maturities. As of September 30, 2005 the Company had no long-term liabilities. The difference between the fair value and recorded values of the related party loans and long-debt are not significant due to the lack of significant differential between current prevailing rates of similar instruments and the rates of the Company's non-current instruments.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Inventories

Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the first-in, first-out method. Inventories consist primarily of hardware that will be sold to customers. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company's estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 2, “Accounting for Research and Development Costs.”

Goodwill

Statement of Financial Accounting Standards No. 142, ("SFAS 142"), "Goodwill and Other Intangible Assets," addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements.

SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at September 30, 2005 and September 30, 2004. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable.

If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Cost of Revenues - Amortization

Included within cost of revenues is amortization expense on intangible assets for the years ended September 30, 2005 and 2004 of $363,000 and $198,000, respectively.

Advertising Expense

The Company expenses advertising costs as incurred. For the years ended September 30, 2005 and 2004, advertising expense totaled $141,000 and $72,000, respectively.

Depreciation

Depreciation expense on fixed assets for the years ended September 30, 2005 and 2004 was $78,000 and $77,000, respectively.

Other Income (Expenses)

The Company realized $3,000 of other income for the year ended September 30, 2005 and $2,000 of other income for the year ended September 30, 2004. These amounts relate to foreign currency gains from transactions denominated in currencies other than respective local currencies.

Foreign Currency

Management has determined that the functional currency of the Company is the local currency. Assets and liabilities of the Company are translated into U.S. dollars at the year-end exchange rates. Income and expenses are translated at an average exchange rate for the year and the resulting translation gain (loss) adjustments which totaled $30,000 and ($49,000) for the years ended September 30, 2005 and 2004, respectively, are charged or credited to other comprehensive income (loss).

Foreign currency gains and losses from transactions denominated in other than respective local currencies are included in income. The Company had realized net gains of $3,000 for the year ended September 30, 2005 and net gains of $2,000 for the year ended September 30, 2004 which were included in Other Income (Expenses).

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the years ended September 30, 2005 and 2004, the components of other comprehensive income (loss) consist of foreign currency translation gains (losses).

Income Taxes

The Company accounts for domestic and foreign income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes.

Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per common share are computed based on the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share are computed by dividing net income (loss) by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted earnings (loss) per share are the same for the periods presented, as the Company has no dilutive securities.

The following is a reconciliation of the numerator and denominators of the basic and diluted earnings (loss) per share computation for the years ending September 30 :
	2005	2004
Numerator for basic and diluted income (loss) per share :
Net income (loss) available to common stockholders	$(743,000)	$125,000

Denominator for basic and diluted income (loss) per common share :
Weighted average number of shares of common stock outstanding	2,375,000	2,375,000

Net income (loss) per common share available to common stockholders	$(0.31)	$0.05

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-based Payment" ("Statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.

The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supersedes APB25. The Company will be required to apply Statement 123(R) beginning July 1, 2006. The Company does not believe the adoption of Statement 123(R) will have a significant impact on its overall results of operations or financial position as it has no stock-based compensation arrangements as of September 30, 2005.

In July 2006, the FASB finalized and issued Interpretation No. 48 (“FIN 48”), entitled “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109,” which defines the threshold for recognizing the benefits of tax return positions as well as guidance regarding the measurement of the resulting tax benefits. FIN 48 requires a company to recognize for financial statement purposes the impact of a tax position if that position is “more likely than not” to prevail (defined as a likelihood of more than fifty percent of being sustained upon audit, based on the technical merits of the tax position). FIN 48 will be effective as of the beginning of the Company’s fiscal year ending December 31, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108 (“SAB 108”) to require registrants to quantify financial statement misstatements that have been accumulating in their financial statements for years and to correct them, if material, without restating. Under the provisions of SAB 108, financial statement misstatements are to be quantified and evaluated for materiality using both balance sheet and income statement approaches. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB 108 on its financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”) entitled “Fair Value Measurements”, to define fair value, establish a framework for measuring fair value and expand disclosures about fair value measurements. This statement provides guidance related to the definition of fair value, the methods used to measure fair value and disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its financial statements.

NOTE 2.    PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of September 30, 2005:

Leasehold improvements	$14,000
Computer and office equipment	1,048,000
1,062,000
Less : Accumulated depreciation	(889,000)
$173,000

Depreciation expense on fixed assets for the years ended September 30, 2005 and 2004 was $78,000 and $77,000, respectively.

NOTE 3.    INTANGIBLE ASSETS

Intangible assets consist of the following as of September 30, 2005:

Assets not subject to amortization:
Goodwill	$448,000
Business name	186,000
Assets not subject to amortization	$634,000

Assets subject to amortization:
Customer relationships (10 years useful life)	$1,735,000
Completed software technology (8 years useful life)	1,517,000
Less : Accumulated amortization	(561,000)
Amortizable intangible assets, net	$2,691,000

For the years ended September 30, 2005 and 2004, the Company recognized amortization expense on its intangible assets of $363,000 and $198,000 respectively.

Estimated future amortization of intangibles is as follows:

Years Ending September 30,

2006	$363,000
2007	363,000
2008	363,000
2009	363,000
2010	363,000
Thereafter	876,000
$2,691,000

NOTE 4.    TRANSACTIONS WITH OTHER GROUP COMPANIES

During the year the Company had the following transactions with other ADN Inc group companies:

From time to time MMI advanced funds to other ADN Inc group companies. Such advances, totaled $892,573 for the year ended September 30, 2005 and $138,227 for the year ended September 30, 2004. These advances were non-interest bearing and had no specific due date for repayment.

All amounts due were written off by the company at the end of each financial year resulting in additional operating expenses of $892,573 for the year ended September 30, 2005 and $138,227 for the year ended September 30, 2004.

NOTE 5.    INCOME TAXES

The Company is not liable to any United States federal and state tax. As of September 30, 2005 the Company has no United Kingdom net operating loss carry-forwards available for future periods.

The provision for income taxes consist of the following for the years ended September 30, 2005 and 2004:

	United Kingdom Corporation Tax
	2005	2004

Current	84,000	(6,000)
Deferred	103,000	33,000

Total	187,000	27,000

The tax effects of temporary differences and carry-forwards that give rise to significant portions of deferred tax assets consist of the following as of September 30, 2005:

Deferred tax assets:
Net operating loss carry-forwards	$0
Depreciation	155,000
Other short term timing differences	1,000
Total deferred tax assets	156,000
Deferred tax liabilities:
Other	0
Total deferred tax liabilities	0
Valuation allowance	0
Net deferred tax asset	$156,000

The Company believes that in view of its current and forecast profitability the deferred tax asset will be recovered in the short term.

The provision (benefit) for income taxes for the years ended September 30, 2005 and 2004 differs from the amount computed by applying the United Kingdom Corporation tax rates to net income (loss) from continuing operations before taxes as a result of the following:

	September 30,	September 30,
	2005	2004

Profit (loss) on ordinary activities before taxes	$(556,000)	$152,000

Taxes at UK statutory rates applied to income (loss) before taxes	$(167,000)	$46,000

Non-deductible expenses	357,000	147,000
UK Capital allowances in excess of depreciation	54,000	(21,000)
Utilization of Tax losses brought forward	(51,000)	(146,000)
Other items	(6,000)	1,000
Total adjustments	354,000	(19,000)

Provision For Income Tax	$187,000	$27,000

NOTE 6.    COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers' contracts the Company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 7.    OPERATING LEASES

The Company leases its facilities and certain equipment pursuant to month-to-month and non-cancelable operating lease agreements that expire on various dates through February 2010. Terms of the leases provide for monthly payments ranging from $200 to $1,400 per month with quarterly leases ranging from $6,400 to $25,300 per quarter. For the years ended September 30, 2005 and 2004, the Company incurred rent expense totaling approximately $134,000 and $166,000, respectively. Future annual minimum payments under non-cancelable operating leases are as follows:

Years Ending September 30,

2005	$260,356
2006	269,573
2007	228,663
2008	130,185
2009	74,106
2010	1,380
Thereafter	-
$964,263

NOTE 8.    STOCKHOLDERS' EQUITY

During the years ended September 30, 2005 and 2004 no stock was issued by the Company.

NOTE 9.    SUBSEQUENT EVENTS

On August 25, 2006 EXP Dealer Software Limited, one of the parent companies of MMI Automotive Limited, was acquired by Aftersoft Group, Inc. from Auto Data Network, Inc. for 28,000,000 shares. The company’s ultimate parent company is Auto Data Network, Inc.

MMI AUTOMOTIVE LIMITED
Financial Statements

(Unaudited)

Table of Contents

Unaudited Financial Statements :

Balance Sheet as of June 30, 2006 and June 30, 2005	F-15

Statements of Operations and Comprehensive Income for the nine months ended June 30, 2006 and 2005	F-16

Statements of Cash Flows for the nine months ended June 30, 2006 and 2005	F-17

Notes to the Financial Statements	F-18 - F-23

MMI AUTOMOTIVE LIMITED

Balance Sheet
June 30, 2006 and 2005

(Unaudited)

(In thousands, except share and per share data)

	2006	2005

ASSETS
Cash	$35	$64
Accounts receivable net of allowance for doubtful debts of $0 (2005 - $4)	1,055	444
Inventories	18	15
Prepaid expenses	93	71
Deferred tax asset	123	149
Other current assets	29	4
Total current assets	1,353	747
Property and equipment, net	155	178
Other assets
Intangible assets - non amortizable	634	634
Intangible assets - amortizable	2,419	2,782
Total assets	$4,561	$4,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$130	$204
Accrued expenses	74	74
Payroll and other taxes	371	284
Deferred revenue	1,418	807
Taxes payable	137	20
Total current liabilities	2,130	1,389

STOCKHOLDERS’ EQUITY
Common stock - £1.00 par value, 2,375,000 shares authorized, 2,375,000 shares issued and outstanding	3,959	3,959
Additional paid-in capital	4,026	4,026
Other comprehensive loss	(40)	(40)
Accumulated deficit	(5,514)	(4,993)
Total stockholders’ equity	2,431	2,952
Total liabilities and stockholders’ equity	$4,561	$4,341

The accompanying notes are an integral part of these unaudited financial statements.

MMI AUTOMOTIVE LIMITED
Statements of Operations and Comprehensive Income
For the Nine Months Ended June 30, 2006 and 2005

(Unaudited)

(In thousands, except share and per share data)

	2006	2005

Revenues	$3,273	$2,989
Cost of revenues	1,121	711
Gross profit	2,152	2,278

Operating expenses :
Research and development	$430	$438
Sales and marketing	256	234
General and administrative	1,450	1,783
Depreciation	69	58
Total operating expenses	2,205	2,513

Operating loss	(53)	(235)

Other income (expense) :
Interest expense	(16)	(16)
Other, net	(3)	4
Total other expense, net	(19)	(12)

Loss before tax	(72)	(247)

Provision for income taxes	91	138
Net loss	(163)	(385)
Other Comprehensive Income (Loss):
Foreign currency translation (gain) loss	(21)	9
Total comprehensive loss	$(184)	$(376)

Loss per share attributed to common stockholders - basic and diluted	$(0.07)	$(0.16)

Weighted average number of shares of common stock outstanding - basic and diluted	2,375,000	2,375,000

The accompanying notes are an integral part of these unaudited financial statements.

MMI AUTOMOTIVE LIMITED
Statements of Cash Flows
For the Nine Months Ended June 30, 2006 and 2005

(Unaudited)

(In Thousands)

	2006	2005

Cash flows from operating activities :
Net loss	$(163)	$(385)
Adjustments to reconcile net income to cash used in operating activities :
Depreciation	69	58
Amortization	272	272
Changes in operating assets and liabilities :
Trade accounts receivable	(536)	286
Inventories	22	8
Prepaid expenses and other assets	51	66
Deferred tax assets	33	107
Other Current Assets	(29)	(4)
Accounts payable	(113)	(72)
Accrued expenses and other liabilities	52	12
Payroll and other taxes	84	(37)
Taxes payable	59	26
Deferred revenue	301	(400)
Net cash provided by (used in) operating activities	102	(63)

Cash flows used in investing activities :
Purchase of property and equipment	(51)	(145)
Net cash used in investing activities	(51)	(145)

Cash flows from financing activities :
Net cash provided by (used in) financing activities	0	0

Effect of exchange rate changes	(21)	9
Net change in cash	30	(199)
Cash, beginning of period	5	263
Cash, end of period	$35	$64
Supplement cash flow information :
Cash paid for interest expense	$16	$16
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

MMI AUTOMOTIVE LIMITED
Notes to the Unaudited Financial Statements

June 30, 2006 and 2005

NOTE 1.    MANAGEMENT’S REPRESENTATION

The financial statements included herein have been prepared by MMI Automotive Limited (“MMI” or the "Company"), without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the nine months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending September 30, 2006. It is suggested that these unaudited financial statements be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report which is also included within this filing.

NOTE 2.    NATURE OF BUSINESS AND BASIS OF PRESENTATION

Basis of Presentation

MMI Automotive Limited is a subsidiary of Auto Data Network, Inc. ("ADN, Inc."), which, via subsidiaries, owns 100% of the Company’s outstanding common stock.

MMI Automotive Limited provides software and consultancy to the automotive industry in the United Kingdom. The Company conducts its business in the United Kingdom from its head office in Swindon, Wiltshire, in England.

The Company operates on a September 30 fiscal year end.

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash

The Company maintains its cash accounts in the United Kingdom at credit worthy financial institutions.

Customers

The Company performs periodic evaluations of its customers and maintains allowances for potential credit losses as deemed necessary. The Company generally does not require collateral to secure its accounts receivable. Credit risk is managed by discontinuing sales to customers who are delinquent. The Company estimates credit losses based on management's evaluation of historical experience and current industry trends. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

No customer accounted for more than 10% of the Company's revenues during the nine months ended June 30, 2006 and 2005.

Segment Reporting

The Company adopted Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 requires public companies to report selected segment information in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the product, services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company believes it operates in only one segment and as such has not presented additional segment disclosures

MMI AUTOMOTIVE LIMITED
Notes to the Unaudited Financial Statements

June 30, 2006 and 2005

Geographic Concentrations

The Company conducts all of its business in the United Kingdom.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by the Company's management include, but are not limited to, the collectibility of accounts receivable and valuation of deferred tax assets. Actual results could materially differ from those estimates.

Fair Value of Financial Instruments

The Company's consolidated financial instruments consist of cash, accounts receivable, related party loans, long-term debt, accounts payable and accrued expenses. The carrying values of such instruments classified as current approximate their fair values as of June 30, 2006 due to their short-term maturities. The difference between the fair value and recorded values of the related party loans and long-debt are not significant due to the lack of significant differential between current prevailing rates of similar instruments and the rates of the Company's non-current instruments.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Inventories

Inventories are stated at the lower of cost or current estimated market value. Cost is determined using the first-in, first-out method. Inventories consist primarily of hardware that will be sold to customers. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company's estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the assets or the related lease terms. Maintenance and routine repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 2, “Accounting for Research and Development Costs.”

Goodwill

Statement of Financial Accounting Standards No. 142, ("SFAS 142"), "Goodwill and Other Intangible Assets," addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements.

SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. In addition, SFAS 142 expands the disclosure requirements about goodwill and other intangible assets in the years subsequent to their acquisition.

MMI AUTOMOTIVE LIMITED
Notes to the Unaudited Financial Statements

June 30, 2006 and 2005

SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. Goodwill will be subject to impairment reviews by applying a fair-value-based test at the reporting unit level, which generally represents operations one level below the segments reported by the Company. An impairment loss will be recorded for any goodwill that is determined to be impaired. The Company performs impairment testing on all existing goodwill at least annually. Based on its analysis, the Company's management believes that no impairment of the carrying value of its goodwill existed at June 30, 2006. There can be no assurance however, that market conditions will not change or demand for the Company's products and services will continue which could result in impairment of goodwill in the future.

Revenue Recognition

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions." Accordingly, software license revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product component has occurred, the fee is fixed and determinable, and collectibility is probable.

If any of these criteria are not met, revenue recognition is deferred until such time as all of the criteria are met. In accordance with SOP 98-9, the Company accounts for delivered elements in accordance with the residual method when arrangements include multiple product components or other elements and vendor-specific objective evidence exists for the value of all undelivered elements. Revenues on undelivered elements are recognized once delivery is complete.

Revenues for maintenance agreements are recognized ratably over the terms of the service agreement.

Cost of Revenues - Amortization

Included within cost of revenues is amortization expense on intangible assets for the nine months ended June 30, 2006 and 2005 of $272,000 and $272,000, respectively.

Advertising Expense

The Company expenses advertising costs as incurred. For the nine months ended June 30, 2006 and 2005, advertising expense totaled $129,000 and $104,000, respectively.

Depreciation

Depreciation expense on fixed assets for the nine months ended June 30, 2006 and 2005 was $69,000 and $58,000, respectively.

Other Income (Expenses)

The Company realized ($3,000) of other expenses for the nine months ended June 30, 2006 and $4,000 of other income for the nine months ended June 30, 2005. Both these amounts relate to foreign currency gains and losses from transactions denominated in currencies other than respective local currencies.

Foreign Currency

Management has determined that the functional currency of the Company is the local currency. Assets and liabilities of the Company are translated into U.S. dollars at the year-end exchange rates. Income and expenses are translated at an average exchange rate for the nine months and the resulting translation gain (loss) adjustments which totaled ($21,000) and $9,000 for the nine months ended June 30, 2006 and 2005, respectively, are charged or credited to other comprehensive income (loss).

Foreign currency gains and losses from transactions denominated in currencies other than respective local currencies are included in other income (expenses). During the nine months ended June 30, 2006 the company realized a loss of ($3,000) and realized a gain of $4,000 during the nine months ended June 30, 2005.

MMI AUTOMOTIVE LIMITED
Notes to the Unaudited Financial Statements

June 30, 2006 and 2005

Comprehensive Income

Comprehensive income includes all changes in equity (net assets) during a period from non-owner sources. For the nine months ended June 30, 2006 and 2005, the components of other comprehensive income (loss) consist of foreign currency translation gains (losses).

Income Taxes

The Company accounts for domestic and foreign income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. Deferred taxation is provided in full in respect of taxation deferred by timing differences between the treatment of certain items for taxation and accounting purposes.

Basic and Diluted Earnings (Loss) Per Share

Basic earnings (loss) per common share are computed based on the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share are computed by dividing net income (loss) by the weighted average shares outstanding assuming all potential dilutive common shares were issued. Basic and diluted earnings (loss) per share are the same for the periods presented, as the Company has no dilutive securities.

The following is a reconciliation of the numerator and denominators of the basic and diluted earnings per share computation for the nine months ending June 30 :

	2006	2005

Numerator for basic and diluted income (loss) per share:
Net loss available to common stockholders	$(163,000)	$(385,000)

Denominator for basic and diluted income per common share:
Weighted average number of shares of common stock outstanding	2,375,000	2,375,000

Net loss per common share available to common stockholders	$(0.07)	(0.16)

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-based Payment" ("Statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.

The cost will be measured based on the fair value of the equity or liability instrument used. Statement 123 (R) covers a wide range of share based compensation arrangements including share options, restricted share plans, performance based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supersedes APB25. The Company will be required to apply Statement 123(R) beginning July 1, 2006. The Company does not believe the adoption of Statement 123(R) will have a significant impact on its overall results of operations or financial position as it has no stock-based compensation arrangements as of June 30, 2006.

MMI AUTOMOTIVE LIMITED
Notes to the Unaudited Financial Statements

June 30, 2006 and 2005

In July 2006, the FASB finalized and issued Interpretation No. 48 (“FIN 48”), entitled “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109,” which defines the threshold for recognizing the benefits of tax return positions as well as guidance regarding the measurement of the resulting tax benefits. FIN 48 requires a company to recognize for financial statement purposes the impact of a tax position if that position is “more likely than not” to prevail (defined as a likelihood of more than fifty percent of being sustained upon audit, based on the technical merits of the tax position). FIN 48 will be effective as of the beginning of the Company’s fiscal year ending December 31, 2008, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108 (“SAB 108”) to require registrants to quantify financial statement misstatements that have been accumulating in their financial statements for years and to correct them, if material, without restating. Under the provisions of SAB 108, financial statement misstatements are to be quantified and evaluated for materiality using both balance sheet and income statement approaches. SAB 108 is effective for fiscal years ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB 108 on its financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (“SFAS 157”) entitled “Fair Value Measurements”, to define fair value, establish a framework for measuring fair value and expand disclosures about fair value measurements. This statement provides guidance related to the definition of fair value, the methods used to measure fair value and disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its financial statements.

NOTE 3.    INTANGIBLE ASSETS

Intangible assets consist of the following as of June 30, 2006:

Assets not subject to amortization:
Goodwill	$448,000
Business name	186,000
Assets not subject to amortization	$634,000

Assets subject to amortization:
Customer relationships (10 years useful life)	$1,735,000
Completed software technology (8 years useful life)	1,517,000
Less Accumulated amortization	(833,000)
Amortizable intangible assets, net	$2,419,000

For the nine months ended June 30, 2006 and 2005, the Company recognized amortization expense on its intangible assets of $272,000 and $272,000 respectively.

NOTE 4.    TRANSACTIONS WITH OTHER GROUP COMPANIES

During the period the Company had the following transactions with other ADN Inc group companies:

From time to time MMI advanced funds to other ADN Inc group companies. Such advances, totaled $106,090 for the period ended June 30, 2006 and $553,917 for the period ended June 30, 2005. These advances were non-interest bearing and had no specific due date for repayment.

All amounts outstanding were written off by the company at June 30, 2006 and 2005 resulting in additional operating expenses of $106,090 for the period ended June 30, 2006 and $553,917 for the period ended June 30, 2005.

MMI AUTOMOTIVE LIMITED
Notes to the Unaudited Financial Statements

June 30, 2006 and 2005

NOTE 5.    COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company is subject to various legal claims and proceedings arising in the ordinary course of business. The ultimate disposition of these proceedings could have a materially adverse effect on the financial position or results of operations of the Company.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the State of Delaware. In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities. In connection with its customers' contracts the Company indemnifies the customer that the software provided does not violate any US patent. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 6.    OPERATING LEASES

The Company leases its facilities and certain equipment pursuant to month-to-month and non-cancelable operating lease agreements that expire on various dates through February 2010. Terms of the leases provide for monthly payments ranging from $200 to $1,400 per month with quarterly leases ranging from $6,400 to $25,300 per quarter. For the nine months ended June 30, 2006 and 2005, the Company incurred rent expense totaling approximately $96,000 and $102,000, respectively.

NOTE 7.    STOCKHOLDERS' EQUITY

During the nine months ended June 30, 2006 and 2005 no stock was issued by the Company.

NOTE 8.    SUBSEQUENT EVENTS

On August 25, 2006 EXP Dealer Software Limited, one of the parent companies of MMI Automotive Limited, was acquired by Aftersoft Group, Inc. from Auto Data Network, Inc. for 28,000,000 shares. The company’s ultimate parent company is Auto Data Network, Inc.

Item 9.01(b)

AFTERSOFT GROUP, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006

On August 25, 2006, Aftersoft Group, Inc (“the Company”), through a wholly-owned subsidiary, Aftersoft Dealer Software Limited ("Aftersoft Dealer Software"), completed the acquisition (the "Acquisition") of EXP Dealer Software Limited ("EXP Dealer Software") from Auto Data Network, Inc. ("Auto Data Network"). EXP Dealer Software owns and operates Auto Data Network's dealer management ("DMS") business. Pursuant to the terms of a Share Sale Agreement (the "Agreement") dated August 4, 2006 among the Company, Aftersoft Dealer Software and Auto Data Network, Aftersoft Dealer Software acquired 100% of the outstanding shares of EXP Dealer Software from Auto Data Network in exchange for 28 million shares of the Company's common stock. The Agreement is filed as Exhibit 10.1 of the Form 8-K Report filed on August 31, 2006 and is incorporated herein by reference. Subsequent to the Acquisition, Auto Data Network owned approximately 95% of the common stock of the Company and 100% of the common stock of EXP Dealer Software.

The following unaudited pro forma consolidated condensed financial statements have been prepared based on the historical consolidated financial statements of registrant after giving effect to the acquisition of the 100% interest in EXP Dealer Software Limited and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma consolidated condensed financial statements. Because of the Acquisition, the registrant consolidated the operating results of EXP Dealer Software Limited from August 25, 2006. As EXP Dealer Software was previously wholly owned by ADN, Inc., the transaction is considered a combination of entities under common control. As such, applying the guidance in Statement of Financial Accounting Standards No. 141 (“SFAS 141”), “Business Combinations”, the Company has recognized the assets and liabilities transferred at their carrying amounts in ADN, Inc.’s accounts as of the date of transfer.

The unaudited pro forma consolidated condensed statement of operations for the year ended June 30, 2006 gives effect to the acquisition of the 100% interest in EXP Dealer Software Limited and the related acquisition / purchase adjustment as if it had occurred at the beginning of the year and has been derived from :

•	the audited consolidated statement of operations of Aftersoft Group, Inc. for the year ended June 30, 2006.

•
the audited statement of operations of MMI Automotive Limited for the year ended September 30, 2005 and the unaudited statement of operations of MMI Automotive Limited for the nine months ended June 30, 2006.

The Acquisition has been accounted for as of August 25, 2006 and the effects included in the actual financial position of the registrant as of September 30, 2006. Included within the 10QSB for the quarter ended September 30, 2006 are unaudited pro forma consolidated financial statements which include EXP Dealer Software as from July 1, 2005.

The total purchase price has been allocated to assets acquired and liabilities assumed based on management’s valuation of net book value.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the Acquisition had occurred at the beginning of the periods presented, nor is it indicative of future operating results. The unaudited pro forma consolidated condensed financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of registrant included in its annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

Aftersoft Group, Inc. and Subsidiary
Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations
June 30, 2006

(Unaudited)
(In Thousands, except loss per share)

CONDENSED BALANCE SHEET

	Aftersoft Group, Inc.	EXP Dealer Software Limited	Adjustments		Pro-Forma Combined
	Historical	Historical			Unaudited

ASSETS
Current assets	$5,259	$1,353	$-		$6,612
Property and equipment, net	155	155	-		310
Intangibles	28,961	3,053	-		32,014
Other long term assets	46	-	-		46
Total Assets	$34,421	$4,561	$-		$38,982

LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$9,213	$2,130	$50	(B)	$11,393
Total long term liabilities	2,450	-	-		2,450
Total stockholders’ equity	22,758	2,431	(50)	(A,B)	25,139
Total Liabilities and Stockholders’ Equity	$34,421	$4,561	$-		$38,982

CONDENSED STATEMENT OF OPERATIONS
Revenues	$19,261	$4,216	$-		$23,477
Operating costs and expenses	(20,503)	(4,568)	(50)	(B)	(25,121)
Other income (expenses), net	114	(29)	-		85
Provision for income taxes	(714)	(140)	-		(854)
Loss from continuing operations	(1,842)	(521)	(50)		(2,413)

Income from discontinued operations, net of tax	448	-	-		448
Gain on sale of discontinued operations	422	-	-		422
Net Loss	$(972)	$(521)	$(50)		$(1,543)
Earnings (loss) per share attributed to common stockholders - basic and diluted
Net loss from continuing operations	$(0.05)				$(0.04)
Discontinued operations	$0.02				$0.01
Net loss	$(0.03)				$(0.03)
Basic and diluted weighted shares Outstanding	33,651		28,000	(A)	61,651

NOTE 1.    BASIS OF PRO FORMA PRESENTATION

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Because these unaudited pro forma condensed consolidated financial statements have been prepared based on preliminary estimates of net book values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ from the information presented in these unaudited pro forma condensed consolidated financial statements. However, the acquisition-purchase adjustment is being accounted from the perspective that Aftersoft Dealer Software Limited was the acquirer of registrant’s net assets in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and Emerging Issues Task Force Issue 98-03, “Determining Whether a Non-Monetary Transaction Involves Receipt of Productive Assets of a Business.”

The Acquisition has been accounted for as of August 25, 2006 and the effects included in the actual financial position of the registrant as of September 30, 2006. Included within the 10QSB for the quarter ended September 30, 2006 are unaudited pro forma consolidated financial statements which include EXP Dealer Software as from July 1, 2005.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the Acquisition had occurred at the beginning of the periods presented, nor is it indicative of future operating results. The unaudited pro forma consolidated condensed financial statements do not reflect any operating efficiencies and cost savings that we may achieve with respect to the consolidated companies. The pro forma information should be read in conjunction with the accompanying notes thereto, and in conjunction with the historical consolidated financial statements and accompanying notes of registrant included in its annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

NOTE 2.    ACQUISITION OF THE 100% INTEREST IN EXP DEALER SOFTWARE LIMITED

The registrant had consolidated the operating results of EXP Dealer Software Limited from August 25, 2006.

Purchase Price

On August 25, 2006, 100% of the stock of EXP Dealer Software was acquired for 28,000,000 shares of common stock of the Company. The acquisition was treated as a common control merger and recorded at the net book value of EXP Dealer Software in the books of ADN, Inc., as 100% of EXP Dealer Software’s shares were previously owned by ADN, Inc.

Purchase Price Allocation

The net book value of EXP Dealer Software Limited as of June 30, 2006 is as follows:

Cash	$35,000
Other current assets	1,318,000
Property and equipment	155,000
Goodwill	634,000
Amortizable intangibles	2,419,000
Deferred revenues	(1,418,000)
Other current liabilities	(712,000)
$2,431,000

NOTE 3.    PRO FORMA ADJUSTMENTS

The following pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable:

(A)	28,000,000 of Aftersoft Group Inc Common Stock issued to Auto Data Network Inc.

(B)	Accrual for an additional $50,000 relating to compliance expenses.

NOTE 4.    UNAUDITED PRO FORMA LOSS PER SHARE DATA

Basic and diluted pro forma losses per share were calculated using the weighted average shares outstanding of the registrant for the year ended June 30, 2006 assuming the 28,000,000 shares issued in connection with the Acquisition were issued at the beginning of the period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aftersoft Group, Inc.

By:	/s/ Ian Warwick
Ian Warwick
Chief Executive Officer
Date: February 2, 2007

Aftersoft Group, Inc.

By:	/s/ Michael O’Driscoll
Michael O’Driscoll
Chief Financial Officer
Date: February 2, 2007